           As filed with the Securities and Exchange Commission on July 29, 1997
                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             _______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             _______________________

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

         DELAWARE                                        77-0160744
(State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

                            9393 TOWNE CENTRE DRIVE
                          SAN DIEGO, CALIFORNIA 92121
             (Address of principal executive offices)    (Zip Code)
                            ________________________

                     1992 STOCK OPTION/STOCK ISSUANCE PLAN
                       1992 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)
                            _______________________

                               DAVID E. ROBINSON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      LIGAND PHARMACEUTICALS INCORPORATED
              9393 TOWNE CENTRE DRIVE, SAN DIEGO, CALIFORNIA 92121
                    (Name and address of agent for service)
                                 (619) 535-3900
         (Telephone number, including area code, of agent for service)
                            ________________________

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises or share issuances effected under the 1992 Stock Option/Stock Issuance Plan and the 1992 Employee Stock Purchase Plan.
                           _________________________

                        CALCULATION OF REGISTRATION FEE

                                                                Proposed             Proposed
   Title of                                                      Maximum              Maximum
  Securities                               Amount                Offering            Aggregate         Amount of
    to be                                   to be                 Price              Offering         Registration
  Registered                             Registered             per Share              Price              Fee
  ----------                             ----------             ---------            ---------        ------------
1992 Stock Option/
Stock Issuance Plan

Options to Purchase
Common Stock                                 N/A                   N/A                  N/A                N/A

Common Stock, par value $.001          875,000 shares(1)        $ 11.97(2)        $ 10,473,750(2)      $  3,173.86

1992 Employee Stock
Purchase Plan

Common Stock, par value $.001           40,000 shares(1)        $ 11.97(2)        $    478,800(2)      $    145.09
-----------------------------


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1992 Stock Option/Stock Issuance Plan and the 1992 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) and 457(c) of the Securities Act of 1933, as amended on the basis of the average of the high and low selling prices per share of Common Stock of Ligand Pharmaceuticals Incorporated on July 22, 1997, as reported by the Nasdaq National Market.

































                                       2.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE

         Ligand Pharmaceuticals Incorporated (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the SEC on March 31, 1997;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed with the SEC on May 15, 1997;

         (c) The description of the Registrant's Common Stock, par value $.001 per share, contained in the Company's Registration Statement on Form S-3, Registration No. 333-12603 filed with the Securities and Exchange Commission on September 25, 1996, as amended on October 22, 1996, and as updated by pertinent information furnished in subsequent reports filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act").

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.          DESCRIPTION OF SECURITIES

                 Not Applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL

                 Not Applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (a) Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of Ligand under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.





                                     II-1.

         (b) Article VII, Section 1 of the Bylaws of Ligand provides that Ligand shall indemnify its officers, directors, employees and agents to the full extent permitted by the General Corporation Law of Delaware. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Ligand (or was serving at Ligand's request as a director or officer of another corporation) shall be paid by Ligand in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Ligand as authorized by the relevant section of the Delaware General Corporation Law.

         (c) As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article VI, Section (A)2 of Ligand's Certificate of Incorporation provides that a director of Ligand shall not be personally liable for monetary damages or breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Ligand or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

         (d) Article VI, Section (A)1 of Ligand's Certificate of Incorporation provides that the liability of the directors of Ligand for monetary damages shall be eliminated to the fullest extent permissible under California law. Accordingly, to the extent California law applies, a director will not be liable for monetary damages for breach of duty to Ligand or its stockholders in any action brought by or in the right of Ligand. However, a director remains liable to the extent required by law (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law,
(ii) for acts or omissions that a director believes to be contrary to the best interests of Ligand or its stockholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to Ligand or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to Ligand or its stockholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Ligand or its stockholders, (vi) for any act or omission occurring prior to the date when the exculpation provision became effective and
(vii) for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The effect of the provisions in the Certificate of Incorporation is to eliminate the rights of Ligand and its stockholders (through stockholders' derivative suits on behalf of Ligand) to recover monetary damages against a director for breach of duty as a director, including breaches resulting from negligent behavior in the context of transactions involving a change of control of Ligand or otherwise, except in the situations described in clauses (i) through (vii) above. These provisions will not alter the liability of directors under federal securities laws.

         (e) Pursuant to authorization provided under the Certificate of Incorporation, Ligand has entered into indemnification agreements with each of its present and certain of its former directors. Ligand has also entered into similar agreements with certain of Ligand's executive officers who are not directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware and California law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to Ligand (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by Ligand or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for Ligand to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to Ligand copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial





                                     II-2.

decision that he or she is not entitled to indemnification. Ligand's Bylaws contain a provision of similar effect relating to advancement of expenses to a director or officer, subject to an undertaking to repay if it is ultimately determined that indemnification is unavailable.

         (f) There is directors and officers liability insurance now in effect which insures directors and officers of the Company.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED

                 Not Applicable.

ITEM 8.          EXHIBITS

      Exhibit Number      Exhibit

             5.1          Opinion and consent of Brobeck, Phleger & Harrison LLP

             23.1 Consent of Brobeck, Phleger & Harrison LLP (contained in Exhibit 5.1)

             23.2         Consent of Ernst & Young LLP, independent auditors

             24.1 Power of Attorney. Reference is made to the signature page of this registration statement

             99.1         1992 Stock Option/Stock Issuance Plan, as amended

             99.2         1992 Employee Stock Purchase Plan, as amended

ITEM 9.          UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or





                                     II-3.

controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.
























                                     II-4.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 29th day of July, 1997.

                                   LIGAND PHARMACEUTICALS INCORPORATED


                                   By   /s/ David E. Robinson
                                     ----------------------------------------
                                        David E. Robinson
                                        President and Chief Executive Officer




























                                     II-5.

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Ligand Pharmaceuticals Incorporated, a Delaware corporation, do hereby constitute and appoint David E. Robinson and Paul V. Maier, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                          Title                                                      Date
---------                                          -----                                                      ----

/s/ David E. Robinson                              President, Chief Executive                             July 29, 1997
---------------------------------                  Officer and Director (Principal
David E. Robinson                                  Executive Officer)



/s/ Paul V. Maier                                  Senior Vice President and Chief                        July 29, 1997
---------------------------------                  Financial Officer (Principal
Paul V. Maier                                      Financial and Accounting Officer)



/s/ Henry F. Blissenbach                           Director                                               July 29, 1997
---------------------------------
Henry F. Blissenbach


/s/ Alexander D. Cross                             Director                                               July 29, 1997
---------------------------------
Alexander D. Cross


                                                   Director
---------------------------------
John Groom


/s/ Irving S. Johnson                              Director                                               July 29, 1997
---------------------------------
Irving S. Johnson

/s/ Carl C. Peck                                   Director                                               July 29, 1997
---------------------------------
Carl C. Peck

/s/ William C. Shepard                             Director                                               July 29, 1997
---------------------------------
William C. Shepherd





                                     II-6.

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                     UNDER

                             SECURITIES ACT OF 1933


                      LIGAND PHARMACEUTICALS INCORPORATED

                                 EXHIBIT INDEX



Exhibit
Number                            Document
------                            --------
5.1         Opinion and consent of Brobeck, Phleger & Harrison LLP
23.1        Consent of Brobeck, Phleger & Harrison LLP (contained in
            Exhibit 5.1)
23.2        Consent of Ernst & Young LLP, independent auditors
24.1 Power of Attorney. Reference is made to the signature page of this registration statement
99.1        1992 Stock Option/Stock Issuance Plan, as amended
99.2        1992 Employee Stock Purchase Plan, as amended